UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          FORM S-8/POS

   Post Effective Amendment to Form S-8 Filed on May 12, 2000

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                        Bach-Hauser, Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                                         88-0390697
(State of Incorporation)                           (I.R.S.
Employer ID No.)

  3675 Pecos-McLeod, Suite 1400, Las Vegas, NV          89121
(Address of Principal Executive Offices)                (Zip
Code)


                      Legal Consulting Plan
                    (Full title of the Plan)

Chapman & Flanagan, Ltd., 2080 E. Flamingo Rd., Suite 112, Las
Vegas, NV 89119
(Name and address of agent for service)

(702) 650-5660
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee




 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registratio
   to be      Registered    Offering     Offering       n Fee
Registered                 Price Per      Price
                           Share (1)

  Common       200,000       $.325      $65,000.00      $
   Stock        Shares                                17.16

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated as the average of the bid and asked prices in May, 2000.

                      PURPOSE OF AMENDMENT

Note that the Form S-8 filed on May 12, 2000 did not contain the Legal Opinion, which was to be attached as an exhibit to the filing.

                            PART III

                        INDEX TO EXHIBITS

     (5)  Opinion re: legality
                          May 12, 2000
Board of Directors
Bach-Hauser, Inc.
3675 Pecos-McLeod, Suite 1400
Las Vegas, NV 89121

Gentlemen;

We have acted as securities counsel for Bach-Hauser, Inc. the "Company"). You have asked us to render this opinion to the Company.

You have advised that:

  1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
2. Herbert M. Jacobi has acted and will continue to act as legal counsel on behalf of the Company.
3. In his capacity as legal counsel, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.
4. The Company has agreed to issue its common stock to the above-named individual as compensation for their services on behalf of the Company.
5. The shares to be issued to this individual is pursuant to corporate resolution and the approval of the Board of Directors of the Company. The shares shall be registered pursuant to a Registration Statement on Form S-8.

We  have read such documents as have been made available  to  us.
For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Infotopia may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We  consent  to  the  use  of  this letter  in  the  Registration
Statement filed on Form S-8.

Sincerely,


/s/ Chapman & Flanagan, Ltd.

Chapman & Flanagan, Ltd.

                           SIGNATURES

The  Registrant. Pursuant to the requirements of  the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on May 4, 2000.

(Registrant) Bach-Hauser, Inc.

By (Signature and Title)                       Peter Preston
                   Peter Preston, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      Signature                  Title                 Date

 /s/ Peter Preston     President, Director       May 25, 2000
Peter Preston

 /s/ Fern Hill         Secretary, Treasurer,     May 25, 2000
Fern Hill              Director
